UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________________________________________________

FORM 8-K
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 20, 2025

ARES CORE INFRASTRUCTURE FUND
(Exact Name of Registrant as Specified in Charter)

Delaware	000-56695	99-6541890
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, 44th Floor, New York, NY 10167
(Address of principal executive office) (Zip Code)
(212) 750-7300
(Registrant’s telephone number, including area code)
N/A
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sale of Equity Securities
On August 1, 2025, Ares Core Infrastructure Fund (the “Fund”) sold Class I common shares of beneficial interest (the “Class I Common Shares”) for an aggregate purchase price of $110.0 million. The number of Class I Common Shares to be issued was finalized on August 20, 2025. The purchase price per Class I Common Share equaled the Fund’s net asset value (“NAV”) per Class I Common Share as of July 31, 2025. The issuance of the Class I Common Shares is exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof, by Rule 506(b) of Regulation D promulgated thereunder and/or Regulation S promulgated thereunder. The following table details the Class I Common Shares sold:

Date of Unregistered Sales	Amount of Class I Common Shares	Total Consideration (in millions)
August 1, 2025 (number of Class I Common Shares finalized on August 20, 2025)	4,424,508	$110.0
Item 8.01 Other Events.
Net Asset Value

The NAV per Class I Common Share of the Fund as of July 31, 2025, as determined in accordance with the valuation policies and procedures employed by Ares Capital Management II LLC, the Fund’s investment adviser, was as follows:

NAV as of July 31, 2025
Class I Common Share	$24.8587

As of July 31, 2025, the Fund’s aggregate NAV was approximately $1,176.6 million and the fair value of the Fund’s portfolio investments was approximately $1,342.6 million.

July, August, September, October, November and December 2025 Distributions

As previously disclosed on May 14, 2025, the Fund announced the declaration of regular monthly gross distributions for July, August and September 2025, and on August 8, 2025, the Fund announced the declaration of regular monthly distributions for October, November and December in each case for its Class I Common Shares, Class D common shares of beneficial interest (the “Class D Common Shares”), Class N common shares of beneficial interest (the “Class N Common Shares”) and Class S common shares of beneficial interest (the “Class S Common Shares” and, together with the Class I Common Shares, Class D Common Shares and Class N Common Shares, "Common Shares") in the amounts per share set forth below:

		Gross Distribution Per Share
Record Date	Payment Date(1)	Class I	Class D	Class N	Class S
July 31, 2025	August 22, 2025	$0.2110	$0.2110	$0.2110	$0.2110
August 29, 2025	September 24, 2025	$0.2110	$0.2110	$0.2110	$0.2110
September 30, 2025	October 23, 2025	$0.2110	$0.2110	$0.2110	$0.2110
October 31, 2025	November 21, 2025	$0.2083	$0.2083	$0.2083	$0.2083
November 28, 2025	December 24, 2025	$0.2083	$0.2083	$0.2083	$0.2083
December 31, 2025	January 23, 2026	$0.2083	$0.2083	$0.2083	$0.2083

(1) The distributions on the Fund's Common Shares will be paid on or about the payment dates set above.
These distributions will be paid in cash or reinvested in the Fund’s Common Shares for shareholders participating in the Fund’s distribution reinvestment plan. The net distributions to be received by shareholders of the Class D Common Shares, Class N Common Shares and Class S Common Shares will be equal to the gross distribution in the table above, less specific shareholder servicing and/or distribution fees applicable to such class as of their respective record dates. Class I Common Shares have no shareholder servicing and/or distribution fees. As of the date hereof, there are no Class D Common Shares, Class N Common Shares or Class S Common Shares outstanding.

Portfolio and Business Commentary
As of July 31, 2025, the Fund had three equity investments with total fair value of approximately $1,185.1 million. As of July 31, 2025, based on fair value, the Fund’s portfolio investments consisted of the following:

As of July 31, 2025
Portfolio Investments
Common equity(1)	62.49%
Other equity(2)	25.78%
First lien senior secured loans	11.73%
Total	100.00%

(1)Represents investments in two portfolio companies, together operating an underlying approximately 1.4 gigawatt portfolio that consists of 9 projects in the Pennsylvania-New Jersey-Maryland Interconnection (PJM), Midcontinent Independent System Operator (MISO), Electric Reliability Council of Texas (ERCOT), and Southwest Power Pool (SPP) regions, of which 89% is solar and 11% is co-located battery storage capacity.
(2)Represents investment in one portfolio company operating an underlying 2.6 gigawatt portfolio that consists of 15 projects in operation across Electric Reliability Council of Texas, Midcontinent Independent System Operator, PJM and Southwest Power Pool, of which 53% is solar, 25% is wind and 22% is co-located battery storage capacity.

Status of the Offering

The Fund is currently offering on a continuous basis (the “Offering”) Common Shares in transactions exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof, by Rule 506(b) of Regulation D promulgated thereunder and/or Regulation S promulgated thereunder. As of the date hereof, the Fund has issued a total of 51,449,209 Class I Common Shares for aggregate consideration of $1,284.8 million received in the Offering. As of the date hereof, the Fund has not sold any Class D Common Shares, Class N Common Shares or Class S Common Shares. The Class I Common Shares issued amount does not include Common Shares issued through the Fund’s distribution reinvestment plan. The Fund intends to continue selling Common Shares in the Offering on a monthly basis.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES CORE INFRASTRUCTURE FUND

Dated: August 20, 2025

	By:	/s/ Christina Oh
	Name:	Christina Oh
	Title:	Chief Financial Officer and Treasurer

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